EXHIBIT 99.1
Final Transcript

Conference Call Transcript

DW - Q1 2011 Drew Industries Inc Earnings Conference Call

Event Date/Time: May 02, 2011 / 03:00PM  GMT

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Final Transcript
May 02, 2011 / 03:00PM GMT, DW - Q1 2011 Drew Industries Inc Earnings Conference Call

CORPORATE PARTICIPANTS

Jeff Tryka
Lambert, Edwards & Associates - IR

Fred Zinn
Drew Industries Inc. - President & CEO

Joe Giordano
Drew Industries Inc. - CFO & Treasurer

Jason Lippert
Drew Industries Inc. - Chairman & CEO, Lipper Components

CONFERENCE CALL PARTICIPANTS

Torin Eastburn
CJS Securities - Analyst

Jamie Baskin
Thompson Research Group - Analyst

Scott Stember
Sidoti & Co. - Analyst

Bret Jordan
Avondale Partners - Analyst

Barry Vogel
Barry Vogel & Associates - Analyst

DeForest Hinman
Walthausen & Co. - Analyst

PRESENTATION

Operator

Good day, ladies and gentlemen and welcome to the first-quarter 2011 Drew Industries Inc. earnings conference call. My name is Thelma and I will be your coordinator for today's event. At this time, all participants are in a listen-only mode. We will facilitate a question-and-answer session towards the end of today's presentation. (Operator Instructions). I would now like to turn the presentation over to Mr. Jeff Tryka with Lambert Edwards, Drew's investor relations firm.

Jeff Tryka - Lambert, Edwards & Associates - IR

Thank you, Thelma. Good morning, everyone and welcome to the Drew Industries 2011 first-quarter conference call. I am Jeff Tryka with Lambert Edwards, Drew's investor relations firm and I have with me members of Drew's management team, including Leigh Abrams, Chairman of the Board of Drew; Fred Zinn, President and CEO and a Director of Drew; Jason Lippert, Chairman and CEO of Lippert Components and Kinro and a Director of Drew; and Joe Giordano, CFO and Treasurer of Drew.

We want to take a few minutes to discuss our first-quarter results. However, before we do so, it is my responsibility to inform you that certain statements made in today's conference call regarding Drew Industries and its operations may be considered forward-looking statements under the securities laws.

As a result, I must caution you that there are a number of factors, many of which are beyond the Company's control, which could cause actual results and events to differ materially from those described in the forward-looking statements. These factors are identified in our press releases, our Form 10-K for the year ended 2010 and in our subsequent Forms 10-Q and Forms 8-K as filed with the SEC. With that, I would like to turn the call over to Fred Zinn. Fred?

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Final Transcript
May 02, 2011 / 03:00PM GMT, DW - Q1 2011 Drew Industries Inc Earnings Conference Call

Fred Zinn - Drew Industries Inc. - President & CEO

Thank you very much, Jeff and thank you all for joining us on this call and on the webcast. I certainly appreciate all of you taking the time to participate in this call, particularly in light of the extraordinary world event that occurred last night.

In our first quarter, we remained focused on those facets of Drew's business, which have the greatest impact on our results. In particular, we made excellent progress on our consistent goals of increasing average product content and maintaining emphasis on cost controls and production efficiencies. Increasing our average RV product content has been key to our success over the last decade and we have continued this trend in recent months. We started the year with another addition to our product content through the acquisition of Home-Style, a manufacturer of furniture and mattresses for the growing Northwest RV market. We are very pleased with the acquisition and the integration of Home-Style has been going quite well.

Continuing the trend over the last two years, our estimated average product content per manufactured home also increased in the first quarter. Neither of the RV or manufactured housing content increases in the quarter were significantly impacted by sales price increases, which will have a greater impact in the coming months.

In recent weeks, we also gained new sales for motorhomes, in particular with our in-wall slide-out mechanism and our chassis extension capabilities. And we anticipate further gains in motorhome sales in the coming quarters.

While we can't predict the extent of our future content growth, certainly throughout the last decade, we have been consistently successful at adding innovative new products, which have been well-accepted by our customers and by RV users. As always, we have a number of new product ideas and product enhancements in the pipeline and in addition, we expect that, over the long term, RVs will become even more "full" of features, which will increase our opportunity to develop new profitable RV products.

We also expect RV users to become more conscious of gas consumption and that lighter weight RVs will therefore become more prevalent over time. That should increase the demand for our in-wall slide-out mechanism, which can reduce the weight of a well-equipped motorhome by several hundred pounds and also have a significant impact on the weight of towable RVs as well.

While the cost of our raw materials are generally beyond our control, carefully managing these input costs is not. In this regard, we are making investments, which will enable us to better manage some of these costs. In particular, we are moving ahead with an $8 million to $9 million investment in an aluminum extrusion operation.

Due to our new products and our marketshare gains and other steps we have taken, our aluminum extrusion usage has reached a point where we can keep an extrusion facility busy just supplying our own needs. Since maintaining high capacity utilization is critical to a successful extrusion operation, we are confident this investment is an excellent strategic use of our resources.

An efficient aluminum extrusion operation also requires the right management team and we have hired a lead manager with extensive experience in this area and he has started to build his staff. We expect this project to take six months to a year to complete.

The cost of our primary raw materials increased significantly in late 2010 and early 2011 and to date, we have been successful at substantially recouping these cost increases by once again working closely with our customers.

In addition to increasing product content and managing our production costs, we also made good progress this quarter with our longer-term goals. These goals include gaining share in the aftermarket sales of replacement products for both RVs and manufactured homes and continuing to increase our sales to markets other than RV and manufactured housing, such as cargo trailers and midsize buses. Our aftermarket sales increased for both RV products manufactured housing products, with combined sales exceeding $8 million in the 2011 first quarter. That is a 23% increase compared to the first quarter of 2010. About 60% of these sales are replacement parts for manufactured homes and the balance for RVs.

Sales to industries other than RV and manufactured housing increased 40% in the first quarter compared to last year, also reaching nearly $8 million. Further, we now have a dedicated management team in place focusing on expanding our sales to similar markets and we are encouraged by our growth prospects.

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Final Transcript
May 02, 2011 / 03:00PM GMT, DW - Q1 2011 Drew Industries Inc Earnings Conference Call

To summarize, we have done very well this quarter in those areas of our business having the greatest impact on our results — product content, cost control, production efficiencies and new markets. Further, we've continued to identify appropriate investments, which should increase our earnings potential.

As always, there are certain factors beyond our control, which can impact our business and the industries we serve. In that regard, we are encouraged by recent comments from RV industry analysts that even in light of economic uncertainty and high gas prices, retail demand remains good and RV dealer inventories remain appropriate relative to current demand.

Further, we have a great team in place that has built a model, which enables us to respond quickly and effectively to changes in demand. Our success through the recession, which Joe will comment on in more detail, provides clear evidence of our ability to deal with rapidly changing conditions.

Finally, we continue to motivate management through well-designed incentive plans that reward bottom-line performance and return on our investments. For 2010, two-thirds of total compensation of key executives was performance-based and stock options, 30% of these executives' total compensation was paid in the form of equity. Further, we have committed that, for this year at least in half of the equity awards to these executives will be performance-based. Taken as a whole, our compensation plans are designed to encourage outstanding performance and align the interests of executives with those of our stockholders. Now I will ask Joe to discuss our results in a little more detail.

Joe Giordano - Drew Industries Inc. - CFO & Treasurer

Thank you, Fred. Drew's recovery from the impact of the recession continued with net sales for the first quarter of 2011 reaching the highest first-quarter sales level of any year since 2007. Net sales in the first quarter of 2011 were only 2% below net sales in the first quarter of 2007, despite a 22% decline in industry-wide production of travel trailer and fifth-wheel RVs and a 55% decline in industry-wide production of manufactured homes during that four-year period.

These results are the outcome of our strategic approach to marketshare growth, acquisitions and new product introductions. Our content for travel trailer and fifth-wheel RV continues to grow, increasing 4% in the 12-month period ended March 31, 2011 compared to the 12-month period ended March 2010.

In addition, our content per travel trailer and fifth-wheel RV for just the first quarter of 2011 alone increased 23% as compared to just the fourth quarter of 2010 alone. This increase is partially due to marketshare gains and new product introductions, but a portion of this quarterly increase in RV content is seasonal. In the first few months of each year, our customers replenish their inventory, including our products, as wholesale RV demand increases ahead of the spring retail selling season.

From 2006 through 2010 through facility consolidations, staff reductions and synergies, we reduced annual fixed costs by more than $20 million and improved production efficiencies. Many of these fixed cost reductions and efficiency improvements are permanent and will continue to benefit future operating results. However, to make sure we are able to handle increased demand for our products, over the past few quarters, we have added capacity and employees adding about $2 million to $3 million of fixed costs on an annualized basis. Even with this increased workforce, our sales per employee reached the highest level for a first quarter since I started keeping track at the end of 2005.

Gross margin in the 2011 first quarter benefited from the spreading of fixed costs over a larger sales base, operating efficiencies and lower overtime, but these items were more than offset by higher material and warranty costs as a percent of sales.

Over the past several years, material costs have been volatile. While the impact of material costs fluctuate significantly from quarter to quarter, on an annual basis from 2006 through 2010, material costs have remained quite steady as a percent of sales, fluctuating by only a couple percentage points. Strong relationships and cooperation with our customers again reduced the impact of recent raw material cost increases as it has in the past.

Despite the 15% increase in sales in the first quarter of 2011, selling, general and administrative expenses increased only 4%. SG&A as a percent of sales was 13.2% for the first quarter of 2011, down from 14.6% in the first quarter of 2010. This decline in SG&A as a percent of sales was achieved primarily because of the efficiencies gained by the spreading of fixed costs over a larger sales base.

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Final Transcript
May 02, 2011 / 03:00PM GMT, DW - Q1 2011 Drew Industries Inc Earnings Conference Call

Because so much has changed over the past year, we find it useful to also compare our results for the current quarter to the most recently completed quarter. First-quarter 2011 operating profit increased by $10.9 million, or 17% of the $63 million increase in sales as compared to the fourth quarter of 2010. This profit increase was slightly lower than the 20% incremental margin we would typically expect due in part to higher raw material and warranty costs, as well as higher payroll taxes and utilities, which are typically seasonally higher in the first quarter. This was partially offset by improved operating efficiencies and lower workers' compensation costs.

In February 2011, we completed a four-year extension of our $50 million line of credit with JPMorgan Chase and Wells Fargo. Simultaneously, we completed a three-year renewal with Prudential Capital Group on our uncommitted shelf loan facility, as well as an increase in that facility from $125 million to $150 million. These steps extended our financial strength and our ability to continue to invest in growth opportunities.

Despite our significant cash balances and borrowing availability, we continue to remain prudent in our acquisition and investment decisions. Our disciplined approach to profitable growth and asset management is demonstrated by the more than $110 million of cash flow, investments and return to shareholders since the recession began in the summer of 2008. During that period, we have paid off $20 million of debt, invested $60 million for nine acquisitions and returned $38 million to shareholders through a special cash dividend of $1.50 per share and the repurchase of stock. At March 31, 2011, cash balances are still $37 million. It may be an understatement to say that Drew's cash flow has been remarkably strong.

During the first quarter of 2011, inventory balances increased $8 million from the end of 2010 due to the seasonal increase in sales, the acquisition of Home-Style and the increase in raw material costs. From a cash flow perspective, this increase in our inventory balance was more than offset by an $18 million increase in accounts payable primarily due to the timing of payments. During the second quarter of 2011, we expect the inventory balance to increase modestly as lower priced inventory is replaced by higher priced raw materials.

The effective tax rate of 39.4% for the first quarter of 2011 was slightly less than the effective tax rate of 39.9% in the 2010 first quarter. We expect the effective tax rate for 2011 to be approximately 39%.

Although not back to pre-recession levels, despite the increase in our asset base over the past couple years, our return on assets for the 12 months ended March 2011 was 9%, increasing from below 7% for the 12 months ended March 2010.

Thank you for your time. Now I'll turn it back to Fred.

Fred Zinn - Drew Industries Inc. - President & CEO

Thank you, Joe and operator, we can open it up for questions now.

QUESTION AND ANSWER

 Operator

(Operator Instructions). Torin Eastburn, CJS Securities.

Torin Eastburn - CJS Securities - Analyst

Good morning. My first question is about the raw material costs. How do you think they will affect your incremental margins in RV and manufactured homes in Q2 specifically?

Fred Zinn - Drew Industries Inc. - President & CEO

Well, I think we are confident that we have done a very good job of recouping those costs. Typically, we would incur some of the higher costs, but largely recouping the cost increases through price increases to our customers, new production efficiencies and marketshare gains. So I think we are happy with our results so far.

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Final Transcript
May 02, 2011 / 03:00PM GMT, DW - Q1 2011 Drew Industries Inc Earnings Conference Call

Torin Eastburn - CJS Securities - Analyst

Okay. Looking at the manufactured home content this quarter, you report the trailing 12 month number, but if you look at it quarterly, your last two quarters have been extremely strong, I think much stronger than anything in the last five years at least. Is there something going on there that you are aware of that is driving that?

Fred Zinn - Drew Industries Inc. - President & CEO

Mostly it is the RV doors that we started up a year or so ago.

Joe Giordano - Drew Industries Inc. - CFO & Treasurer

Manufactured housing.

Fred Zinn - Drew Industries Inc. - President & CEO

I'm sorry. Manufactured housing. There is a little bit of the seasonality that Joe mentioned in his speech as well in the manufactured housing side, but we have done a very good job. We have taken marketshare both in doors for new manufactured homes and in the aftermarket. So we are very pleased with that. And really the content increase in manufactured homes is not the only one thing that jumps out. The other is aftermarket gains we have experienced over the past several quarters as well.

Torin Eastburn - CJS Securities - Analyst

And my last question, can you provide any update on the potential third leg you have talked about in the past?

Fred Zinn - Drew Industries Inc. - President & CEO

No, I think you know us for a while, Torin and we are conservative. We take little steps. We are continuing to do that. I think that it is not so much a third leg that we are trying to identify as just new opportunities and we are seeing nice growth in some of the related markets like midsized buses and all kinds of cargo and utility trailers and I think we will see more. I think Jason — I don't know if, Jason, you have anything else you want to add to that?

Jason Lippert - Drew Industries Inc. - Chairman & CEO, Lipper Components

No, I think that sums up the big areas.

Fred Zinn - Drew Industries Inc. - President & CEO

As we said earlier, we also have a dedicated team now in place to identify those areas. So I think we are in good shape there. We will still be cautious, but hopefully will take only steps in the right direction.

Torin Eastburn - CJS Securities - Analyst

Okay, thank you.

Operator

Kathryn Thompson, Thompson Research Group.

Jamie Baskin - Thompson Research Group - Analyst

Good morning, everyone. This is Jamie Baskin on the line for Kathryn.

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Final Transcript
May 02, 2011 / 03:00PM GMT, DW - Q1 2011 Drew Industries Inc Earnings Conference Call

Fred Zinn - Drew Industries Inc. - President & CEO

I knew it didn't sound like Kathryn.

Jamie Baskin - Thompson Research Group - Analyst

Got a little cold here. Could you speak to how sales progressed throughout the quarter and if the 6% growth rate in April sales represents maybe a slowing in the momentum in the RV industry?

Fred Zinn - Drew Industries Inc. - President & CEO

Well, I think the 6% is, you have to remember, is adjusted or is also in response to the number of days in the month. We had one fewer shipping day, which would typically add a few percent. So maybe we are talking 8% to 10% equivalent growth. And I think when we look at last April, manufactured housing sales were very strong. If you remember, there was a tax credit for new homebuyers in place that was set to expire shortly after the spring, so there was quite a bit of activity then that certainly helped our sales. And I think there is certainly the potential that there was a small pause in April as dealers and lenders made sure that retail sales were keeping up, that their inventory levels didn't get ahead of retail demand.

But I think from all indications we have seen from all the analyst reports that we read and from the lenders that we have heard, everyone seems to be pleased with the level of retail sales. Retail sales seem to still be good. So it may have been just a little bit of a pause.

Jamie Baskin - Thompson Research Group - Analyst

Okay. And then on the raw material side, I mean can you talk a little bit more about how price increases are being accepted and what you guys are seeing as far as costs? Are you going to need to implement even more price increases?

Fred Zinn - Drew Industries Inc. - President & CEO

Well, in the last few weeks at least for steel, we haven't seen any additional price increases. Raw material costs have been volatile, but we have been able to handle it. I think we would go so far as saying we are pleased with our results to date, which is never easy to negotiate sales price increases, but I think our customers understand it is the world that we live in. Raw materials have gone up. Is that a fair description, Jason?

Jason Lippert - Drew Industries Inc. - Chairman & CEO, Lipper Components

Yes, I think so. I think that we just take it quarter to quarter and for the last several years, we have been making adjustments quarterly based on the volatility of the raw materials. So like Fred said, for now, we have had a couple months of stable pricing, but that could change in a second down the road. So we just keep a close eye on it and react as we need to.

Jamie Baskin - Thompson Research Group - Analyst

Okay, great. Thanks. That's all I had.

Operator

 Scott Stember, Sidoti & Co.

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Final Transcript
May 02, 2011 / 03:00PM GMT, DW - Q1 2011 Drew Industries Inc Earnings Conference Call

Scott Stember - Sidoti & Co. - Analyst

Good morning. Could you guys just maybe give a little more color on the motorized opportunity? It sounds as if, in the last couple weeks, things have picked up there. Maybe talk about your slide-out unit and again, just remind us of what the incremental content per RV or motorized RV opportunity is there.

Fred Zinn - Drew Industries Inc. - President & CEO

Yes, I think we are talking in terms of Class A, the larger motorhomes, we are talking $3000 to $4000 of potential content. We are a long way from that. We are still below $1000. But Jason, do you want to talk about the new slide and how that is being accepted and the chassis stretching?

Jason Lippert - Drew Industries Inc. - Chairman & CEO, Lipper Components

Yes, I think on the slide-out in particular, we continue to make more and more ground every month with that. Our customers are continuing to realize the benefits of the new slide-out technology versus the traditional technology that we had been using over the last 10 years. So that area shows the most promise leveling for towable RVs, which we introduced last year early in first quarter.

We have got a couple big areas like that that are showing the most promise and we still continue to make gains on a lot of other things like the entry doors that we are continuing to find more and more uses in other markets outside of the RV industry.

Scott Stember - Sidoti & Co. - Analyst

Fred, that $3000 to $4000 of incremental opportunity, is that including chassis stretching and all the different things you have going on right now?

Fred Zinn - Drew Industries Inc. - President & CEO

Yes, that is the total opportunity, something in that range. I mean obviously we continue to introduce new products. Jason has got a number of products in the pipeline that we are continuing to evaluate. So hopefully that opportunity, that potential content continues to increase, but right now, it is looking in that range. And it does include the chassis stretching.

Scott Stember - Sidoti & Co. - Analyst

Okay, and on the other side of the equation, I guess cargo trailers and some of the other things you have going on, is there one item in there that really stands out that is really gaining traction with you guys?

Jason Lippert - Drew Industries Inc. - Chairman & CEO, Lipper Components

The entry doors and the axle products, the suspension products especially. We just started dedicating some real firm focus to that market over the last two quarters and having a lot of success right now on those two specific products.

Scott Stember - Sidoti & Co. - Analyst

And that is with cargo trailers?

Jason Lippert - Drew Industries Inc. - Chairman & CEO, Lipper Components

Yes.

Scott Stember - Sidoti & Co. - Analyst

Okay, great.

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Final Transcript
May 02, 2011 / 03:00PM GMT, DW - Q1 2011 Drew Industries Inc Earnings Conference Call

Jason Lippert - Drew Industries Inc. - Chairman & CEO, Lipper Components

Entry doors, I mean there are several hundred thousand of the cargo trailers manufactured and that is one of the areas for the entry doors we found a real good potential for.

Scott Stember - Sidoti & Co. - Analyst

Okay. Just a housekeeping question regarding what you guys talked about for April being up 6%. Is it a fair assumption that the RV business while having one less day of shipping was still higher than the total number that you reported?

Fred Zinn - Drew Industries Inc. - President & CEO

In percentage increase?

Scott Stember - Sidoti & Co. - Analyst

Yes.

Fred Zinn - Drew Industries Inc. - President & CEO

Yes, I think that is a fair assumption. Certainly we haven't seen the strength in manufactured housing of that level at all.

Scott Stember - Sidoti & Co. - Analyst

 Great. That's all I have. Thank you.

Operator

Bret Jordan, Avondale Partners.

Bret Jordan - Avondale Partners - Analyst

Hi, good morning. And I guess on that last line of questioning, I guess if we are adjusting April for the Home-Style acquisition, which that is running at $60 million for the year, what would that 6% have been ex that incremental business?

Fred Zinn - Drew Industries Inc. - President & CEO

The Home-Style adds about $10 million or $12 million for the year. It is $60, give or take, $50 to $60 per RV. So in a month like April, we are probably talking about $1 million, less than a couple of percent increase.

Bret Jordan - Avondale Partners - Analyst

Okay, great. And I guess the aluminum extrusion business, the investment, is that entirely internal consumption or are you going to be in the business of extruding on a contract basis for outsell?

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Final Transcript
May 02, 2011 / 03:00PM GMT, DW - Q1 2011 Drew Industries Inc Earnings Conference Call

Fred Zinn - Drew Industries Inc. - President & CEO

I think starting out, we are looking to supply our own needs. We will see where it leads, we will see how much we use above the capacity, but initial intentions are for it to be largely if not entirely internal.

Bret Jordan - Avondale Partners - Analyst

Okay, and then one last question. You were talking about the 40% growth in non-motorhome and non — or non-RV and non-manufactured housing content. Is that the growth in the cargo that you were just discussing?

Jason Lippert - Drew Industries Inc. - Chairman & CEO, Lipper Components

Yes, largely that.

Bret Jordan - Avondale Partners - Analyst

All right, thanks.

Fred Zinn - Drew Industries Inc. - President & CEO

Along with some other things, but it is substantially that.

Bret Jordan - Avondale Partners - Analyst

Great, thanks.

Operator

Barry Vogel, Barry Vogel & Associates.

Barry Vogel - Barry Vogel & Associates - Analyst

Yes, I didn't know I was French.

Fred Zinn - Drew Industries Inc. - President & CEO

I didn't know either, Barry.

Barry Vogel - Barry Vogel & Associates - Analyst

Good morning, gentlemen. I am going to follow up on some of these other comments in some of your press release just to make sure I have got it right. In terms of the capital expenditures, I just want to get some clarity. You talked about a $21 million to $23 million CapEx and then you said additionally $8 million to $9 million for the aluminum extrusion project.

Fred Zinn - Drew Industries Inc. - President & CEO

No, it includes that.

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Final Transcript
May 02, 2011 / 03:00PM GMT, DW - Q1 2011 Drew Industries Inc Earnings Conference Call

Barry Vogel - Barry Vogel & Associates - Analyst

Okay, I wasn't clear on the press release that it includes that.

Fred Zinn - Drew Industries Inc. - President & CEO

Yes, it does.

Joe Giordano - Drew Industries Inc. - CFO & Treasurer

Yes.

Barry Vogel - Barry Vogel & Associates - Analyst

It includes $8 million to $9 million. Now do you have an estimate of what your after-tax return on assets on this project would be?

Fred Zinn - Drew Industries Inc. - President & CEO

Yes, we do. And we do view any investment, whether it is $8 million for an acquisition or $8 million for capital expenditures, the same way. So we are looking for the same kind of returns on this as we would for an acquisition.

Barry Vogel - Barry Vogel & Associates - Analyst

You mean like 9% return on assets after taxes?

Fred Zinn - Drew Industries Inc. - President & CEO

No, a lot more than that on new investments.

Barry Vogel - Barry Vogel & Associates - Analyst

On new investments, okay. Now as far as the motorhome content, I believe, and we talk about motorhome content, we are talking about Class Cs as well as As, even though As are much more important according to your comments a few minutes ago. I had jotted down a possibility that last year the motorhome content was about $650 and you had talked on your last conference call about the potential of these slide-out mechanisms, etc. and so I was wondering do you have a better gauge of what the — some range of the content could be in motorhomes this year versus a few months ago?

Fred Zinn - Drew Industries Inc. - President & CEO

Well, it is moving up. We will slowly take marketshare as we introduce — as products that we have introduced gain acceptance, but we won't get to $3000 this year, but hopefully we will see some nice growth.

Barry Vogel - Barry Vogel & Associates - Analyst

Well, if it was $650 last year approximately, could you get up to $800 this year, do you think?

Fred Zinn - Drew Industries Inc. - President & CEO

I don't know, Barry. I think it's — I think yes, the answer is yes. I think it could get up to $800.

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Final Transcript
May 02, 2011 / 03:00PM GMT, DW - Q1 2011 Drew Industries Inc Earnings Conference Call

Barry Vogel - Barry Vogel & Associates - Analyst

Okay. And as far as the aftermarket and the sales to other industries, you commented that aftermarket sales for the combined RV and manufactured housing were up 23% in the quarter and sales to other industries up 40%. Do you think in 2011 you can maintain at least a 20% increase in both of those areas versus last year?

Fred Zinn - Drew Industries Inc. - President & CEO

I certainly think it is a potential and I think you have got a good shot at that, depending on how we execute and sometimes it just depends on how quickly things are accepted by customers. I think that is not an outlandish assumption.

Barry Vogel - Barry Vogel & Associates - Analyst

Okay. And as far as acquisitions, what is out there as a potential acquisition for you at this time in your opinion?

Fred Zinn - Drew Industries Inc. - President & CEO

I think we still have a good flow of opportunities and I would say pretty much every quarter, it depends on whether we get them at the price that we are willing to pay. But there is still a good flow of opportunities.

Barry Vogel - Barry Vogel & Associates - Analyst

And as far as your use of your capital, if you had to use a one, two, three, would acquisitions be the first call on your capital?

Fred Zinn - Drew Industries Inc. - President & CEO

Yes.

Barry Vogel - Barry Vogel & Associates - Analyst

And what would be number two and number three?

Fred Zinn - Drew Industries Inc. - President & CEO

Number two would be acquisitions again and number three would be returns to our shareholders. If we can't invest — I guess when I say acquisitions, I am including broad investments as well such as the extrusion operation. Anytime we can make a very good return on our investment, that will come first and as we get down the road and if we do start building cash again beyond the level where we can foresee using it, we will consider again returning to our stockholders.

Barry Vogel - Barry Vogel & Associates - Analyst

Okay, so the share buyback would be number three maybe?

Fred Zinn - Drew Industries Inc. - President & CEO

Yes, it would be number two or three, right.

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Final Transcript
May 02, 2011 / 03:00PM GMT, DW - Q1 2011 Drew Industries Inc Earnings Conference Call

Barry Vogel - Barry Vogel & Associates - Analyst

Thank you very much. You guys are doing a great job.

Fred Zinn - Drew Industries Inc. - President & CEO

Thank you, Barry.

Operator

(Operator Instructions). DeForest Hinman, Walthausen & Co.

DeForest Hinman - Walthausen & Co. - Analyst

Hi, everybody. I will just build off Barry's questions a little bit. Can you talk about actually what your return on investment target is I guess for the equipment that we are talking about buying the extrusion?

Fred Zinn - Drew Industries Inc. - President & CEO

We haven't really released that, but that when we look at acquisitions, we have talked about the fact that we never pay more than six times, that we anticipate that a big factor would be what we can bring to an acquisition, how we can make it better. So you know we are talking well in excess of 16% and these will be also well in excess of 16%.

DeForest Hinman - Walthausen & Co. - Analyst

And what is this equipment exactly? Is it one giant press-type machine or is it multiple units in multiple locations?

Joe Giordano - Drew Industries Inc. - CFO & Treasurer

We are still looking at locations. That is still up in the air, but we are looking at buying three pieces of equipment, three aluminum extrusion lines and where we are actually going to site those is still up in the air. We are still working with several states and counties to come up with a prime location for that.

Fred Zinn - Drew Industries Inc. - President & CEO

But they would be for facilities. We are going to buy a facility for these extrusion lines and for a lot of ancillary equipment.

DeForest Hinman - Walthausen & Co. - Analyst

All right. So these are actually — is that part of the CapEx purchase decision for the new locations where these are actually going to have their own specific facilities? These aren't going in existing locations?

Fred Zinn - Drew Industries Inc. - President & CEO

Correct. This one extrusion — it is not going to be in three different facilities or not likely in three different facilities. Is that correct, Jason?

Jason Lippert - Drew Industries Inc. - Chairman & CEO, Lipper Components

Yes. Yes, it's going to be in a single facility.

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Final Transcript
May 02, 2011 / 03:00PM GMT, DW - Q1 2011 Drew Industries Inc Earnings Conference Call

DeForest Hinman - Walthausen & Co. - Analyst

Okay. (multiple speakers)

Jason Lippert - Drew Industries Inc. - Chairman & CEO, Lipper Components

Not utilizing existing capacity if that's what you are asking.

DeForest Hinman - Walthausen & Co. - Analyst

Okay. And then in the press release, we also talked about some CapEx on some formerly leased facilities. What is driving the purchase decision there?

Fred Zinn - Drew Industries Inc. - President & CEO

Well, I think we intended all along to acquire those facilities. The purchase prices were appealing. We like to be in control where we can and where we see an opportunity to buy real estate at a very favorable price in the exact areas that we need, we will do that. So it wasn't anything that happened now. It has been our intention for the most part to buy those. It just took awhile to close.

DeForest Hinman - Walthausen & Co. - Analyst

All right. And if I am not mistaken, the new slide-outs that are significantly reducing weight and you were trying to grow those on the motorhome side, those are made of aluminum. How imperative is it to have this aluminum extrusion in place to really kind of ramp up that growth on the motorhome content side?

Jason Lippert - Drew Industries Inc. - Chairman & CEO, Lipper Components

It is not critical.

Fred Zinn - Drew Industries Inc. - President & CEO

Yes, that's — we didn't anticipate we would be getting into the extrusion operation when we made the acquisition of those intellectual properties. So it pays for itself even without that.

DeForest Hinman - Walthausen & Co. - Analyst

Okay. And can you update us on the facilities that are currently held for sale, how many are there and what is the book value?

Joe Giordano - Drew Industries Inc. - CFO & Treasurer

There has been no change in that over the last three months. We are continuing to actively market them.

DeForest Hinman - Walthausen & Co. - Analyst

Okay. And my last question is similar to kind of what Barry asked, what level of cash are we comfortable with?

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Final Transcript
May 02, 2011 / 03:00PM GMT, DW - Q1 2011 Drew Industries Inc Earnings Conference Call

Fred Zinn - Drew Industries Inc. - President & CEO

My personal comfort level is that we could have debt — we could have certainly better than 1 times our EBITDA or 1.5 times our EBITDA or even approaching 2 times our EBITDA. So if we found appropriate opportunities to invest the cash we have and that required additional borrowing, we would do that. I don't think we would go as far as maybe our banks would let us or other companies might go, but I have no problem incurring debt for the right opportunities. Is that the question you are asking?

DeForest Hinman - Walthausen & Co. - Analyst

That is helpful, but also I mean I am just looking at your balance sheet. Within the last previous six quarters, we haven't really had cash go higher than $60 million. Is that kind of a good way to think about things before we would take a more material action to return capital to shareholders?

Fred Zinn - Drew Industries Inc. - President & CEO

We would have to look at it in terms of not only the amount on the balance sheet, but whatever opportunities might be going forward and what our availability of cash was through debt as well. So I would say it is an indicator, but probably not the only indicator.

DeForest Hinman - Walthausen & Co. - Analyst

All right, thank you.

Operator

We have no further questions at this time. I would now like to turn the call back over to management for closing remarks.

Fred Zinn - Drew Industries Inc. - President & CEO

Well, thank you all very much again for participating. I certainly look forward to speaking with you again next quarter when we talk about our second-quarter results and as you know, I do spend a fair bit of time on the road speaking with investors and if any of you would like to meet or have questions that we can talk about on the phone or in person, I would be glad to do that. Thank you all again.

Operator

Thank you for your participation in today's conference. This concludes the presentation. You may now disconnect and have a great day.

Editor

Company Forward Looking Statement -

This transcript contains certain _forward-looking statements_ within the meaning of the Private Securities Litigation Reform Act of 1995 with respect to financial condition, results of operations, business strategies, operating efficiencies or synergies, competitive position, growth opportunities for existing products, plans and objectives of management, markets for the Company_s Common Stock and other matters. Statements in this transcript that are not historical facts are _forward-looking statements_ for the purpose of the safe harbor provided by Section 21E of the Securities Exchange Act of 1934 and Section 27A of the Securities Act of 1933.

Forward-looking statements, including, without limitation, those relating to our future business prospects, net sales, expenses, income (loss), cash flow, and financial condition, whenever they occur in this transcript are necessarily estimates reflecting the best judgment of our senior management at the time such statements were made, and involve a number of risks and uncertainties that could cause actual results to differ materially from those suggested by forward-looking statements. The Company does not undertake to update forward-looking statements to reflect circumstances or events that occur after the date the forward-looking statements are made. You should consider forward-looking statements, therefore, in light of various important factors, including those set forth in this transcript, and in our subsequent filings with the Securities and Exchange Commission.

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Final Transcript
May 02, 2011 / 03:00PM GMT, DW - Q1 2011 Drew Industries Inc Earnings Conference Call

There are a number of factors, many of which are beyond the Company_s control, which could cause actual results and events to differ materially from those described in the forward-looking statements. These factors include, in addition to other matters described in this transcript, pricing pressures due to domestic and foreign competition, costs and availability of raw materials (particularly steel and steel-based components, vinyl, aluminum, glass and ABS resin) and other components, availability of credit for financing the retail and wholesale purchase of manufactured homes and recreational vehicles (_RVs_), availability and costs of labor, inventory levels of retail dealers and manufacturers, levels of repossessed manufactured homes and RVs, changes in zoning regulations for manufactured homes, sales declines in the RV or manufactured housing industries, the financial condition of our customers, the financial condition of retail dealers of RVs and manufactured homes, retention and concentration of significant customers, interest rates, oil and gasoline prices, and the outcome of litigation. In addition, international, national and regional economic conditions and consumer confidence affect the retail sale of RVs and manufactured homes.

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